EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Twin Hospitality Group Inc.
Dallas, Texas
We consent to the incorporation by reference in the Registration Statements of Twin Hospitality Group Inc. on Form S-8 (No. 333-284725) and Form S-8 (No. 333-284726) of our report report dated February 28, 2025 relating to the consolidated financial statements of Twin Hospitality Group Inc., appearing in this Annual Report on Form 10-K of Twin Hospitality Group Inc. for the year ended December 29, 2024.

/s/ Macias Gini and O'Connell, LLP
Irvine, CA
February 28, 2025